                                                                       EXHIBIT 7

                               AMENDING AGREEMENT

         THIS AGREEMENT made effective as of the 10th day of September, 2001,

         AMONG:
                           RONALD M. GOLDBERG
                           (the "Lender")
         AND:
                           YAM WIRELESS INC., a Florida corporation
                           (the "Borrower")
         AND:
                           COMMERCIAL CONSOLIDATORS CORP., an Alberta company (the "Guarantor").
         WHEREAS:

         A. The parties hereto entered into a Loan Agreement dated for reference June 2, 2001 (the "Loan Agreement").

         B. The parties are desirous of amending the Loan Agreement in the manner detailed herein.

         NOW THEREFORE, in consideration of the premises and the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

         1.       The Loan Agreement is amended as follows:

                  (a) The Principal, together with any accrued but unpaid interest, will become due and payable to the Lender on:

                           A.       December 31, 2001 (the "Maturity Date").

         2. The Corporate Guarantee shall continue in full force and effect.

         3. The Loan Agreement, as amended hereby, shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first written above.

                                               YAM WIRELESS INC.,
                                               a Florida corporation

                                               Per: /s/Authorized Signatory
                                                    ---------------------------
                                                    Authorized Signatory

                                               COMMERCIAL CONSOLIDATORS CORP.,
                                               an Alberta Company

                                               Per: /s/Authorized Signatory
                                                    ---------------------------
                                                    Authorized Signatory

                                               RONALD M. GOLDBERG

                                               Per: /s/Authorized Signatory
                                                    ---------------------------
                                                    Authorized Signatory

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                                 PROMISSORY NOTE



USD $400,000.00                                                  June 28, 2001

FOR VALUE RECEIVED, Yam Wireless Inc., a Florida company (the "Borrower"), promises to pay to the order of Ronald M. Goldberg (the "Lender") the sum of FOUR-HUNDRED THOUSAND DOLLARS (USD $400,000.00) of lawful money of the United States (the "Principal Sum") together with simple interest thereon, as herein provided.

The Principal Sum shall bear interest at 20% per annum both before and after each of maturity. default and judgment. Interest shall be payable monthly in arrears on the last day of each month commencing July 30, 2001 until the Principal Sum is repaid in full.

The Principal Sum, together with all accrued and unpaid interest, shall become due and be paid in full on December 31, 2001.

The Lender is granted herein a right of offset, in the event of default of any of the herein obligations, against any receivables the Borrower may have outstanding against the Lender.

The Borrower hereby waives the demand and presentment for payment, notice of non-payment, protest and notice of protest of this Note and agrees to pay and completely indemnify the Lender for all costs and expenses (including legal fees and costs) paid or incurred in collecting any monies due thereunder.

Extension of time of payment of all or any part of the amount owing hereunder, at any time or times, and failure of the Lender to enforce any of their rights or remedies hereunder, shall not release the Borrower from its obligations hereunder or constitute a waiver of the rights of the Lender to enforce any rights and remedies thereafter.

This Note shall be governed by and construed in accordance with the laws of Florida and the laws of the United States applicable therein.

The Borrower shall have the right to prepay this Note in whole or in part without penalty.


                                                  YAM WIRELESS, INC.


                                                  By:   /s/Yossi Vanon
                                                        -----------------------
                                                        Yossi Vanon, President


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